                                                                   Ex. (h)(1)(j)

            SECOND AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

     This Second Amendment to the Transfer Agency and Service Agreement dated as of October 11, 2007 (the "Amendment"), by and between State Street Institutional Investment Trust, a trust established under the laws of the Commonwealth of Massachusetts (the "FUND"), and ALPS Fund Services, Inc. a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the "TRANSFER AGENT").

     WHEREAS, the Fund and Transfer Agent entered into a Transfer Agency and Service Agreement dated February 1, 2005 (the "Agreement"); and

     WHEREAS, the Transfer Agent and the Fund wish to modify the provisions of the Agreement to reflect the addition of new Portfolios and Classes under Schedule A of this Agreement;

     NOW THEREFORE, the parties hereby agree to amend the Transfer Agency and Service Agreement as follows:

     1. The parties agree to delete Schedule A in its entirety and replace it with a new Schedule A attached hereto, dated October 11 2007.

     2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

STATE STREET INSTITUTIONAL              ALPS FUND SERVICES, INC.
INVESTMENT TRUST

                                                   ,
By: /s/ James Ross                      By: /s/ Tane T. Tyler
    ---------------------------------       ------------------------------------
                                                 ,
Name: James Ross                        Name: Tane T. Tyler
Title: President                        Title: Secretary

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                                   SCHEDULE A

                                    FUND LIST
                                  AS AMENDED ON
                                OCTOBER 11, 2007

State Street Institutional Investment Trust
   State Street Institutional Liquid Reserves Fund
   State Street Institutional Limited Duration Bond Fund
   State Street Institutional Tax Free Limited Duration Bond Fund
   State Street Institutional Tax Free Money Market Fund